UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2020

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	The Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”) have elected Ita Brennan and Lewis Chew to the Board of Cadence, and appointed each of them to the Audit Committee of the Board, effective March 15, 2020.

The compensation of Ms. Brennan and Mr. Chew will be consistent with Cadence’s compensation of its other non-employee directors in effect from time to time and as described in Cadence’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2019. Ms. Brennan and Mr. Chew were each granted an incentive stock award with a grant date fair value of $174,945.36 under Cadence’s 1995 Directors Stock Incentive Plan, which will vest on February 14, 2021. Ms. Brennan and Mr. Chew received such grant in connection with their initial election to the Board and for the portion of 2020 during which they will serve on the Board. Ms. Brennan and Mr. Chew have also entered into Cadence’s standard indemnification agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.01	Cadence Design Systems, Inc. Press Release dated March 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2020

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel & Secretary

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